Exhibit 5.1

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March 31, 2014

1347 Property Insurance Holdings, Inc.

9100 Bluebonnet Centre Blvd., Suite 502

Baton Rouge, LA 70809

Re:	1347 Property Insurance Holdings, Inc.

Registration Statement on Form S-1 pursuant to Rule 462(b)

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333- ) (the “424(b) Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 462(b) of the Securities Act, for the registration of 301,875 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), and 13,125 shares of Common Stock (the “Underlying Shares”) issuable upon exercise of the representative’s warrants pursuant to the Representative’s Warrant Agreement (the “Warrant Agreement”), the form of which has been filed as exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-193314) (the “Registration Statement”). The Shares and Underlying Shares are collectively referred to as the Securities. The Shares include 39,375 shares of Common Stock issuable upon exercise of an over-allotment option granted by the Company.

The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into among the Company and the several underwriters named in Schedule 1 thereto, for whom Aegis Capital Corp. is acting as representative, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined signed copies of the Registration Statement and the 424(b) Registration Statement as filed with the Commission. We have also examined and relied upon an executed copy of the Underwriting Agreement, the Warrant Agreement, the Certificate of Incorporation of the Company, as amended to date, and certified pursuant to the Officers’ Certificate (as defined below), the Bylaws of the Company, as amended to date, and certified pursuant to the Officers’ Certificate, copies of certain resolutions of the Board of Directors of the Company, certified pursuant to the Officers’ Certificate, a certificate executed by certain officers of the Company dated the date hereof as to certain factual matters (the “Officers’ Certificate”) and certificates from public officials in the State of Delaware as to the good standing of the Company in such jurisdiction. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect thereof.

1347 Property Insurance Holdings, Inc.

March 31, 2014

We express no opinion herein as to the laws of any state or jurisdiction other than the laws, rules and regulations of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized for issuance and sale to the underwriters pursuant to the Underwriting Agreement and, when issued and paid for pursuant to the terms of the Underwriting Agreement, the Shares will be validly issued and fully paid and non-assessable, and when issued and paid for pursuant to the terms of the Warrant Agreement, the Underlying Shares will be validly issued and fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise the Company of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion to the Commission as an exhibit to the 462(b) Registration Statement. We hereby also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/McDermott Will & Emery LLP